EXHIBIT 23.1
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            Consent of Independent Registered Public Accounting Firm


                We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-116955, 333-108216, 33-66826, 333-57249
and 333-103049) and Form S-3 (File Number 333-90654) of Able Laboratories, Inc., of our "Report of Independent Registered Public Accounting Firm on Financial Statements" and our "Report of Independent Registered Public Accounting Firm on Management's Report on Internal Control Over Financial Reporting," each dated February 10, 2005, appearing in this Annual Report on Form 10-K of Able Laboratories, Inc. for the year ended December 31, 2004.

/s/ Wolf & Company, P.C.
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Boston, Massachusetts
March 15, 2005